Exhibit 99.1

ZILOG ANNOUNCES FOURTH QUARTER 2004 FINANCIAL RESULTS

    SAN JOSE, Calif., Feb. 3 /PRNewswire-FirstCall/ -- ZiLOG, Inc.
(Nasdaq: ZILG) the creator of the Z80 microprocessor and a leading innovator of integrated 8-bit microcontroller solutions, today reported unaudited results for the period ended December 31, 2004. According to Jim Thorburn, ZiLOG's Chariman and CEO, "While the financial results for the quarter were disappointing, we have made sequential progress in building our new product portfolio."

    Sales for the fourth quarter of 2004 were $18.9 million, as compared to sales of $22.8 million in the immediately preceding quarter and $26.7 million in the fourth quarter of 2003. Excluding wafer foundry services, sales were $18.7 million in the fourth quarter, as compared to $22.4 million in the preceding quarter and $25.1 million in the fourth quarter of 2003. Sales for the twelve months ended December 31, 2004 were $95.6 million as compared to $103.6 million for the same period in 2003. Excluding wafer foundry services, sales for the twelve months ended December 31, 2004 were $92.1 million as compared to $92.5 million for the comparable period in 2003.

    Gross margin for the quarter ended December 31, 2004 was 32%, compared to 46% in the previous quarter and 51% in the fourth quarter of 2003. In July, 2004 the Company closed its MOD II wafer manufacturing facility in Nampa, Idaho and transferred production of these products to X-Fab, its wafer manufacturing partner in Lubbock, Texas. During the quarter, the Company recorded charges to cost of sales for: 1) $1.9 million of incremental reserves for inventory, previously manufactured in MOD II to support the transfer, that are now considered excess to requirements; and 2) $0.7 million for inventory reserves on other slower moving inventories. The closure of the MOD II fab reflects the Company's previously announced migration to a fully fabless manufacturing model.

    "Sales for the quarter were below the levels we expected due to a supply constraint on certain of our legacy products as we ramped up production at X-Fab and also continued to experience weak customer demand for certain consumer and communications products. We expect this supply constraint to continue through the first half of this year and consequently, our revenue estimate for the first quarter of 2005 is in the range of $19.5 million to $20.5 million," said Jim Thorburn, ZiLOG's Chief Executive Officer. "In terms of our new products, we are continuing to make progress as our flash revenue for the year nearly tripled to $3.2 million in 2004," concluded Thorburn.

    The Company reported a GAAP net loss for the fourth quarter of $9.1 million, or 56 cents per share, which includes a non-cash charge for income taxes of $1.6 million associated with fresh-start accounting. This compares to a net loss of $2.0 million or 12 cents per share in the third quarter of 2004 and GAAP net income of $1.0 million or 7 cents per share in the fourth quarter of 2003. The GAAP net loss for the full year of 2004 was $18.3 million, as compared to a net loss of $5.9 million for the same period in 2003. The Company reported a non-GAAP (defined below) net loss of $6.1 million in the fourth quarter of 2004 or 38 cents per share, compared to a non-GAAP net loss of $2.5 million or 15 cents per share in the third quarter of 2004 and non-GAAP net income of $3.7 million or 25 cents per share in the fourth quarter of 2003.

    Research and development costs were $5.4 million for the quarter, which represents a 4% increase over the preceding quarter and a 10% increase over the fourth quarter of 2003. These increases reflect new product program spending, including costs associated with the Company's new China design center in Shanghai.

    For the fourth quarter of 2004, design wins were $24.7 million which included $10.4 million in embedded flash product design wins for the quarter as compared to $6.2 million in the preceding quarter and $6.8 million in the fourth quarter of 2003. Design wins are a measure of marketplace adoption of the Company's products. In addition, the Company shipped approximately 1,300 development tool kits in the fourth quarter of 2004. Since the introduction of its new embedded flash products in November 2002, the Company has shipped over 25,000 development tool kits.

    "We continue to make progress in our new products and I would like to highlight that our embedded flash design wins for our Z8Encore! and eZ80Acclaim! products grew by 80% to $28.0 million in 2004. We have exceeded $10.0 million in flash design wins in a single quarter," said Thorburn. "These new design wins continue to be in the early stages of conversion to revenue. Bookings of flash products grew to $5.3 million in 2004, which also represents a three-fold increase from 2003 levels. We believe our products are gaining market acceptance and our focus is to continue to launch new differentiated flash products, convert design wins to revenue and manage the legacy fab transition issues," Thorburn concluded.

                         Non-GAAP Financial Information

    Included within the attached schedules are certain non-GAAP financial figures. Management believes that non-GAAP net operating income or loss and non-GAAP net income or loss are useful measures of operating performance and that Adjusted EBITDA is a useful measure of liquidity because they exclude the impact of amortization of intangible assets, stock-based compensation and special charges and credits. The Company believes that this facilitates a comparison of its operating results on a consistent basis and that investors find this information helpful in comparing the Company's performance over time and against its projected guidance. In addition, management believes that Adjusted EBITDA is a useful measure because it excludes non-cash depreciation and amortization, interest and income taxes and it is used by the Company to determine vesting of certain employee stock options. The Company also provides sales excluding foundry services which is a non-GAAP presentation. The Company believes that his is helpful to investors as the Company has migrated to a fabless model where it no longer expects to have foundry services revenue. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net sales, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.

    Summarized below are reconciliations to the GAAP equivalents of these non-GAAP measures.

                                   ZiLOG, Inc.
                 NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
                            (unaudited, in millions)

                                                   Three Months Ended
                                           ------------------------------------
                                            Dec. 31,     Sep. 30,     Dec. 31,
                                              2004         2004         2003
                                           ----------   ----------   ----------
Net sales                                  $     18.9   $     22.8   $     26.7
Non-GAAP cost of sales                           11.1         12.4         13.2
Non-GAAP gross margin                             7.8         10.4         13.5
Gross margin %                                     42%          46%          51%

Operating expenses:
   Research and development                       5.4          5.2          4.9
   Selling, general and administrative            7.1          6.8          6.8
       Total operating expenses                  12.5         12.0         11.7
Non-GAAP operating income (loss)                 (4.7)        (1.6)  $      1.8

Other income (expense)                            0.2           --          0.3
Provision (benefit) for income taxes              1.6          0.9         (1.6)
Non-GAAP net income (loss)                       (6.1)        (2.5)  $      3.7

Reconciliation of Non-GAAP Operating
 and Net income (loss) to GAAP Results
Non-GAAP operating income (loss)           $     (4.7)  $     (1.6)  $      1.8
   Special charges and reorganization
    items (1)                                     0.4          1.9         (0.6)
   Cost of sales relating to
    MOD II (2)                                   (1.9)          --           --
   Amortization of intangible assets             (1.0)        (1.0)        (1.7)
   Non-cash stock-based compensation             (0.5)        (0.4)        (0.4)
         Total Non-GAAP adjustments              (3.0)         0.5         (2.7)
Operating loss                             $     (7.7)  $     (1.1)  $     (0.9)

Non-GAAP net income (loss)                 $     (6.1)  $     (2.5)  $      3.7
Non-GAAP adjustments:
   Special charges, credits and
    reorganization items (1)                      0.4          1.9         (0.6)
   Cost of sales relating to
    MOD II (2)                                   (1.9)          --           --
   Amortization of intangible assets             (1.0)        (1.0)        (1.7)
   Non-cash stock-based compensation             (0.5)        (0.4)        (0.4)
         Total Non-GAAP adjustments              (3.0)         0.5         (2.7)
Net income (loss)                          $     (9.1)  $     (2.0)  $      1.0

Reconciliation of Cash Flow From
 Operating Activities to Adjusted EBITDA

Cash provided (used) by operating
 activities                                $     (1.3)  $     10.4   $      0.3
   Provision (benefit) for income
    taxes                                         1.6          0.9         (1.6)
   Deferred income taxes                         (0.1)         3.4          8.6
   Asset impairments                             (0.1)          --           --
   Non-cash stock-based compensation             (0.5)        (0.4)        (0.4)
   Changes in operating assets and
    liabilities                                  (5.5)       (13.7)        (4.7)
EBITDA                                     $     (5.9)  $      0.6   $      2.2

   Non-cash stock-based compensation              0.5          0.4          0.4
   Special charges (credits) (1)                 (0.4)        (1.9)         0.5
   Cost of sales relating to
    MOD II (2)                                    1.9           --           --
   Reorganization items (1)                        --           --          0.1
Adjusted EBITDA                            $     (3.9)  $     (0.9)  $      3.2

(1) Special charges and reorganization items include severance and termination benefits, facility closure costs, asset and investment write-offs, Q3 recovery of MOD III closure and sustaining costs, professional fees associated with the Company's May 2002 capital reorganization and associated costs including professional fees for the July 2003 S-1 registration statement filed with the SEC and MOD II closure and sustaining costs.

(2) Cost of sales relating to MOD II represents retention bonus payments and inventory write-offs.

                                About ZiLOG, Inc.

    Founded in 1974, ZiLOG won international acclaim for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro logic devices. It designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs approximately 550 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and our products, visit the Company's website at: www.ZiLOG.com.

    NOTE:  ZiLOG, Z8Encore! and eZ80Acclaim! are registered trademarks of
ZiLOG, Inc. in the United States and in other countries.   Other product and
or service names mentioned herein may be trademarks of the companies with which they are associated.

                              Cautionary Statements

    This release contains forward-looking statements (including future quarterly sales guidance and estimated revenues associated with design wins) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, the Company's sales guidance will be influenced by the duration of weak end-demand for consumer and communication products and our ability to solve our wafer foundry supply constraint issue. Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether the Company meets its revenue guidance will depend on increased revenue associated with new flash-based products. Whether or not ZiLOG achieves anticipated revenue from flash-based products depends on how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. ZiLOG's projected income tax rate will vary based upon sales and earnings in the taxable jurisdictions in which it operates. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.

    The Company and its Independent Registered Public Accountants have not finalized their evaluation of the design and tests of effectiveness of internal controls under Section 404 of the Sarbanes Oxley Act of 2002. The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's 2004 Form 10-K.

    For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.

                                   ZiLOG, Inc.
                   NON-GAAP SELECTED QUARTERLY FINANCIAL DATA
      (Amounts in millions except percentages, selected key metrics and per share amounts)
                                   (Unaudited)

                                                             Three Months Ended
                                       --------------------------------------------------------------
                                        Dec. 31,    Sept. 30,     Jun. 30      Mar. 31,     Dec. 31,
                                          2004         2004         2004         2004         2003
                                       ----------   ----------   ----------   ----------   ----------
Non-GAAP Condensed Statement of
 Operations

  (includes supplemental Non-GAAP
   information)
Net sales                              $     18.9   $     22.8   $     27.9   $     26.0   $     26.7
Cost of sales                                11.1         12.4         13.6         12.6         13.2
Gross margin                                  7.8         10.4         14.3         13.4         13.5
Gross margin %                                 41%          46%          51%          52%          51%

Operating expenses:
    Research and development                  5.4          5.2          5.3          5.1          4.9
    Selling, general and
     administrative                           7.1          6.8          7.1          6.5          6.8
        Total operating expenses             12.5         12.0         12.4         11.6         11.7
Non-GAAP operating income (loss)       $     (4.7)  $     (1.6)  $      1.9   $      1.8   $      1.8

Other income (expense)                        0.2           --           --         (0.1)         0.3
Provision (benefit) for income taxes          1.6          0.9         (0.9)        (0.2)        (1.6)
Non-GAAP net income (loss)             $     (6.1)  $     (2.5)  $      2.8   $      1.9   $      3.7
Non-GAAP weighted average diluted
 shares                                      16.2         16.5         17.1         15.3         14.9
Non-GAAP diluted earnings (loss) per
 share                                 $    (0.38)  $    (0.15)  $     0.16   $     0.12   $     0.25

Reconciliation of Non-GAAP
 Information to GAAP Results

Non-GAAP operating income (loss)       $     (4.7)  $     (1.6)  $      1.9   $      1.8   $      1.8
    Special charges and
     reorganization items                    (0.4)        (1.9)         7.7          0.5          0.6
    Cost of sales - relating to MOD
     II closure                               1.9           --          0.6           --           --
    Amortization of intangible
     assets                                   1.0          1.0          1.1          1.0          1.7
    Non-cash stock-based
     compensation                             0.5          0.4          0.6          0.4          0.4
  Total non-GAAP adjustments                 (3.0)         0.5        (10.0)        (1.9)        (2.7)
GAAP Operating loss                    $     (7.7)  $     (1.1)  $     (8.1)  $     (0.1)  $     (0.9)

Non-GAAP net income (loss)             $     (6.1)  $     (2.5)  $      2.8   $      1.9   $      3.7
Non-GAAP adjustments:
    Special charges and
     reorganization items                    (0.4)        (1.9)         7.7          0.5          0.6
    Cost of sales - relating to MOD
     II closure                               1.9           --          0.6           --           --
    Amortization of intangible
     assets                                   1.0          1.0          1.1          1.0          1.7
    Non-cash stock-based
     compensation                             0.5          0.4          0.6          0.4          0.4
  Total non-GAAP adjustments                  3.0         (0.5)        10.0          1.9          2.7
GAAP Net income (loss)                 $     (9.1)  $     (2.0)  $     (7.2)  $      0.0   $      1.0
GAAP basic or diluted weighted
 average shares outstanding                  16.1         16.4         16.6         15.3         14.9
GAAP basic or diluted income (loss)
 per share                             $    (0.56)  $    (0.12)  $    (0.44)  $     0.00   $     0.07

Other selected financial data
  Depreciation and amortization        $      0.6   $      0.6   $      0.6   $      1.2   $      1.2
  Amortization of fresh-start
   intangibles                                1.0          1.0          1.1          1.0          1.7
  Cost of sales - relating to MOD II
   closure                                    1.9           --          0.6           --           --
  Special charges and reorganization
   items                                     (0.4)        (1.9)         7.7          0.5          0.6
  Stock-based compensation                      -          0.4          0.6          0.4          0.4
  Capital expenditures                 $      0.0   $      3.1   $      0.4   $      0.7   $      0.3

Net Sales
  Micrologic products                  $     14.2   $     15.7   $     18.9   $     19.5   $     19.1
  Other products                              4.5          6.7          6.3          6.3          6.0
  Total - Base Business                      18.7         22.4         25.2         25.8         25.1
  Foundry services                            0.2          0.4          2.7          0.2          1.6
    Total net sales                    $     18.9   $     22.8   $     27.9   $     26.0   $     26.7

Selected Key Indices
  Days sales outstanding                       47           34           52           57           44
  Net sales to inventory ratio
   (annualized)                               6.4          7.4          8.1          8.9         11.1
  Weeks of inventory at distributors           13           10           11           12           14
  Current ratio                               2.7          2.7          2.8          2.6          1.8

                                   ZiLOG, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in millions except per share data)

                                               Three Months Ended     Twelve Months Ended
                                                     Dec. 31,               Dec. 31,
                                             ---------------------   ---------------------
                                                2004        2003        2004        2003
                                             ---------   ---------   ---------   ---------
Net sales                                    $    18.9   $    26.7   $    95.6   $   103.6
Cost of sales                                     11.1        13.2        49.7        55.2
Cost of sales - relating to
 MOD II (1)                                        1.9          --         2.5          --
Gross margin                                       5.9        13.5        43.4        48.4
Operating expenses:
   Research and development                        5.4         4.9        20.9        18.0
   Selling, general and
    administrative                                 7.6         7.2        29.4        27.6
   Special charges and
    reorganization items                          (0.4)        0.6         5.9         3.8
   Amortization of intangible
    assets                                         1.0         1.7         4.2         6.8
       Total operating expenses                   13.6        14.4        60.4        56.2
Operating  loss                                   (7.7)       (0.9)      (17.0)       (7.8)
Other income (expense):
   Interest income                                 0.1         0.1         0.3         0.3
   Interest expense                                 --        (0.1)       (0.2)       (0.4)
   Other, net                                      0.1         0.3          --         0.5
Loss before provision for income
 taxes                                            (7.5)       (0.6)      (16.9)       (7.4)
Provision (benefit) for income
 taxes (2)                                         1.6        (1.6)        1.4        (1.5)
Net loss attributable to common
 stockholders                                $    (9.1)  $     1.0   $   (18.3)  $    (5.9)

Basic net income (loss) per share            $   (0.56)  $    0.07   $   (1.14)  $   (0.41)

Weighted-average shares used in
 computing basic net income
 (loss) per share                                 16.1        14.3        16.0        14.3

Diluted net income per share                             $    0.07

Weighted-average shares used in
 computing diluted net income
 per share                                                    14.9

(1) Cost of sales relating to MOD II represents retention bonus payments and inventory write-offs.
(2) The Company's income tax expense for the year ended December 31, 2004 primarily represents the non-cash current year amortization of a previously recorded deferred tax charge. In addition, during 2004 the Company recorded adjustments for the partial release of a valuation allowance on deferred tax assets previously recorded in connection with fresh-start accounting in 2002. The effect of this adjustment was a corresponding credit to fresh-start goodwill.

                                   ZiLOG, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                              Dec. 31,    Dec. 31,
                                                2004        2003
                                             ---------   ---------
                             ASSETS
Current assets:
  Cash and cash equivalents                  $    37.7   $    22.0
  Accounts receivable, less allowance
   for doubtful accounts of $0.3 at
   December 31, 2004 and at December 31,
   2003                                           10.0        13.0
  Inventories                                     12.1         9.6
  Prepaid expenses and other current
   assets                                          4.0         3.8
  Deferred tax asset                               2.7          --
Total current assets                              66.5        48.4

  Assets held for sale, MOD III                     --        30.0
  Assets held for sale, MOD II                     3.6          --
  Net property, plant and equipment                6.1        18.1
  Goodwill                                         8.6        16.9
  Intangible assets, net                           7.3        11.5
  Other assets                                     6.0         9.0
Total assets                                 $    98.1   $   133.9

    LIABILITIES, MINORITY INTEREST AND
     STOCKHOLDERS' EQUITY

Current liabilities:
    Short-term debt                          $      --   $     5.0
    Accounts payable                              12.3         8.6
    Accrued compensation and employee
     benefits                                      2.6         3.7
    Other accrued liabilities                      2.8         2.6
    Accrued special charges                        1.0         0.1
    Deferred income on shipments to
     distributors                                  6.0         7.4
        Total current liabilities                 24.7        27.4

Deferred tax liabilities                           2.7         9.9
Other non-current liabilities                      6.6         5.9
        Total liabilities                         34.0        43.2

Minority interest in MOD III assets                 --        30.0

Stockholders' equity (deficiency):
    Common stock                                   0.2         0.3
    Additional paid-in capital                   121.9        96.2
    Deferred stock compensation                   (0.7)       (2.0)
    Treasury stock                                (7.1)       (1.9)
    Accumulated deficit                          (50.2)      (31.9)
        Total stockholders' equity                64.1        60.7
Total liabilities and stockholders'
 equity                                      $    98.1   $   133.9

                                   ZiLOG, INC.
                   UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                                  (in millions)

                                                                    Twelve Months
                                            Three Months Ended          Ended
                                               December 31,          December 31,
                                           -------------------   -------------------
                                             2004        2003      2004       2003
                                           --------   --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                          $   (9.1)  $    1.0   $  (18.3)  $   (5.9)
Adjustments to reconcile net loss to
 net cash used by operating
 activities:
  Amortization of fresh-start
   intangible assets                            1.0        1.7        4.2        6.8
  Deferred income tax assets and
   liabilities                                  0.1       (9.6)      (9.9)     (12.4)
  Depreciation and amortization                 0.6        1.2        3.0        5.5
  Impairment of equity investment                --         --         --        0.2
  Impairment of long-lived assets               0.1          -        5.6        0.2
  Stock-based compensation                      0.5        0.3        2.0        1.5
Changes in operating assets and
 liabilities:
  Accounts receivable                          (1.6)      (2.0)       3.0       (2.2)
  Inventories                                   0.1        0.3       (2.6)       1.1
  Prepaid expenses and other current
   and non-current assets                       5.2       16.4        7.5       17.3
  Goodwill adjustment                           0.9         --        8.3         --
  Accounts payable                              1.4       (0.4)       3.7       (1.6)
  Accrued compensation and employee
   benefits                                    (0.9)      (0.5)      (1.1)      (3.8)
  Deferred income on shipments to
   distributors                                 0.3        1.9       (1.4)        --
  Other accrued liabilities,
   including accrued special charges            0.1      (10.2)       1.1       (9.1)
    Net cash provided (used) by
     operating activities                      (1.3)       0.1        5.1       (2.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                           --       (0.3)      (4.2)      (1.9)
    Cash used by investing activities            --       (0.3)      (4.2)      (1.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common
   stock under employee stock plans             0.1        0.2        0.5        0.2
  Proceeds from public stock offering
   net of offering expenses                      --         --       24.4         --
  Repayments of short-term debt                  --         --       (5.0)      (1.9)
  Payments for stock redemptions               (0.6)        --       (5.1)      (1.4)
    Cash provided (used) by financing
     activities                                (0.5)       0.2       14.8       (3.1)

Increase (decrease) in cash and cash
 equivalents                                   (1.8)      (0.0)      15.7       (7.4)
Cash and cash equivalents at
 beginning of period                           39.5       22.0       22.0       29.4
Cash and cash equivalents at end of
 period                                    $   37.7   $   22.0   $   37.7   $   22.0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Interest paid during the period          $    0.1   $    0.1   $    0.3   $    0.4
  Income taxes paid during the period      $    0.0   $    0.1   $    1.5   $    1.8

SOURCE  ZiLOG, Inc.
    -0-                             02/03/2005
    /CONTACT: Perry Grace, Chief Financial Officer of ZiLOG, Inc., +1-408-558-8409/
    /Web site:  http://www.zilog.com /